UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2015

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 30, 2015, the Compensation Committee of the Board of Directors of Axalta Coating Systems Ltd. (“Axalta”) increased Steven R. Markevich’s salary by $30,000 to $550,000 and granted Mr. Markevich an equity award with a grant date fair value of $300,000, divided evenly between stock options and restricted stock. The equity award vests ratably over three years and is governed by the terms of the Axalta Coating Systems Ltd. 2014 Incentive Award Plan. These compensation actions relate to Mr. Markevich’s assumption of responsibility for Axalta’s operations in the Greater China region in addition to his existing duties. Axalta also announced that Mr. Markevich’s title has been changed to Executive Vice President & President, Transportation Coatings and Greater China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: October 2, 2015	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate Secretary